TRANSPRO, INC.
100 Gando Drive
New Haven, CT 06513

December 15, 2004

Modine Manufacturing Company
1500 DeKoven Avenue
Racine, WI 53403
Attention: Bradley C. Richardson

Ladies and Gentlemen:

This letter modifies the letter dated October 28, 2004 (the "Letter") concerning certain proposed transactions between Transpro, Inc. and Modine Manufacturing Company.

1. Paragraph 3 of the Letter is hereby deleted and replaced in its entirety with the following:

Closing. It is anticipated that definitive agreements concerning the Transaction would be executed as soon as practicable following the execution of this letter and that the closing of the Transaction (the "Closing") would occur as soon as practicable thereafter, following the satisfaction or waiver of all conditions to Closing set forth in the definitive agreements providing for the Transaction (the "Definitive Agreements").

2. The reference to "December 15, 2004" in Paragraph 9(a) of the Letter is hereby deleted and replaced with a reference to "January 15, 2005."

3. In all other respects, the Letter remains unchanged.

If these changes are acceptable to you, please sign this letter in the space provided below.

Very truly yours,

TRANSPRO, INC.

By: /s/ Charles C. Johnson
Name: Charles C. Johnson
Title: President and CEO

Agreed:

MODINE MANUFACTURING COMPANY

By: /s/Bradley C. Richardson
Name: Bradley C. Richardson
Title: VP, Finance and Chief Financial Officer